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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Registry Magic Incorporated
Boca Raton, Florida


We hereby consent to the use in the Prospectus constituting a part of this registration statement of our report dated November 3, 2000, relating to the financial statements of Registry Magic Incorporated, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.






BDO Seidman, LLP
Miami, Florida


February 13, 2001